Exhibit 99.1

Contact:
David W. Froesel, Jr.
Executive Vice President,
Chief Financial Officer and Treasurer
(502) 627-7950

PHARMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Results for 2014 Transitional Year Exceed Expectations

Solid Sequential Quarterly Improvement in Revenue, Gross Profit and
Adjusted EBITDA

New Drug Wholesale Distribution Agreement Provides Operating and Financial Clarity

Successfully Executing Acquisitions and Operational Initiatives to
Drive Growth and Value Creation in 2015 and Beyond

Announces Full Year 2015 Guidance

LOUISVILLE, Kentucky (March 2, 2015) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the fourth quarter and full year ended December 31, 2014.

	4Q’14 Results	Comparison to 4Q’13	Comparison to 3Q’14
Revenue	$523.5 million	Increase of 16.2%	Increase of 11.3%
Adjusted EBITDA	$37.3 million	Increase of 21.9%	Increase of 13.0%
Adjusted diluted earnings per share	$0.45	Increase of 2.3%	Even
Gross profit	$94.4 million	Increase of 16.4%	Increase of 13.7%
Selling, general and administrative	$65.2 million	Increase of 13.2%	Increase of 16.4%
Generic drug dispensing rate	84.9%	Increase of 120 basis points	Decrease of 20 basis points

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	2014 Results	Comparison to 2013
Revenue	$1,894.5 million	Increase of 7.8%
Adjusted EBITDA	$130.6 million	Decrease of 1.7%
Adjusted diluted earnings per share	$1.67	Decrease of 8.7%
Gross profit	$339.3 million	Increase of 3.7%
Selling, general and administrative	$236.3 million	Increase of 4.9%
Generic drug dispensing rate	84.9%	Increase of 150 basis points

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “2014 results exceeded expectations and demonstrate the progress we are making in executing our strategic plan. PharMerica is well-positioned to drive growth and shareholder value in 2015 and beyond.

“On a quarterly basis, we achieved an increase in prescriptions dispensed, due in large part to acquisitions completed in the second half of the year. Specialty pharmacy continued to deliver impressive results with another quarter of sequential double-digit quarterly revenue growth.

Mr. Weishar continued, “During 2014, we completed several acquisitions, four long-term care businesses and one specialty home infusion business, which represent more than $220 million in annualized revenues. This is more than double the $100 million target we previously set for the year.

“Looking ahead to 2015 and beyond, we will remain disciplined and opportunistic in pursuing complementary acquisitions.  We have set an acquisition goal of $100 million in annualized revenues. We are confident that we will meet or exceed the goal of $400 million in specialty pharmacy revenues by 2016.

Mr. Weishar concluded, “We have built a strong platform and are poised to build on our positive momentum. We are encouraged by our progress and solid results to date, including entering a new wholesale drug distribution agreement with Cardinal Health that we announced today. This agreement brings an end to the uncertainty surrounding our distribution agreement and we are excited to partner with Cardinal Health, a great organization that positions us to achieve additional efficiencies and further drive superior, high-quality pharmacy services to our customers throughout the country. We remain committed to driving scale, profitability and margin improvement and growing the specialty business. We enter 2015 confident that our strategies will continue to drive growth and shareholder value.”

Full Year 2015 Financial Guidance

PharMerica also today announced its full year 2015 guidance metrics. For the full year 2015, PharMerica expects:

•	Revenue in the range of $1.950 billion to $2.050 billion;
•	Adjusted diluted earnings per share in the range of $1.55 to $1.65; and
•	Adjusted EBITDA in the range of $137 million to $142 million.

The Company notes that its 2015 guidance does not include the effect of any future 2015 acquisitions.

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

Fourth Quarter and Full Year 2014 Results

The results for the fourth quarter and full year 2014 are set forth below:

➢	Key Comparisons of Fourth Quarters Ended December 31, 2014 and 2013:

•	Revenues for the fourth quarter of 2014 were $523.5 million compared with $450.5 million for the fourth quarter of 2013, an increase of 16.2%. The increase in revenue was the result of the December 2013 acquisition of Onco360, the 2014 acquisitions and strong branded drug price inflation.

•	Gross profit for the fourth quarter of 2014 was $94.4 million compared with $81.1 million in the fourth quarter of 2013, an increase of 16.4%. The increase in gross profit was due to the acquisitions described above and purchasing drugs at a lower cost than in the prior year, partially offset by previously disclosed bed losses as of December 31, 2013.

•	Selling, general and administrative expenses were $65.2 million or 12.5% of revenues for the three months ended December 31, 2014 compared to $57.6 million or 12.8% of revenues for the three months ended December 31, 2013. Selling, general and administrative expenses increased as a result of the Onco360 acquisition and the acquisitions made in the second half of 2014, partially offset by the impact of the 2014 restructuring program.

•	Adjusted EBITDA for the fourth quarter of 2014 was $37.3 million compared with $30.6 million in the fourth quarter of 2013, an increase of 21.9%.

•	Net income for the fourth quarter of 2014 was $3.2 million, or $0.10 diluted earnings per share, compared to $4.4 million, or $0.15 diluted earnings per share, for the same period in 2013. Adjusted diluted earnings per share was $0.45 in the fourth quarter of 2014 compared to $0.44 in the fourth quarter of 2013.

•	Cash flows provided by operating activities for the fourth quarter of 2014 were $50.8 million compared with $3.7 million in the fourth quarter of 2013. The increase in cash provided by operating activities is due primarily to strong cash collections in the fourth quarter of 2014, the impact of the Company’s purchasing strategies, the increase in accounts payable and other liabilities partially offset by an increase in receivables from our drug wholesaler under the terms of our prime vendor agreement.

➢	Key Comparisons of Years Ended December 31, 2014 and 2013:

•	Revenues for the year ended December 31, 2014 were $1,894.5 million compared with $1,757.9 million for the year ended December 31, 2013, an increase of 7.8%. The increase in revenue was the result of December 2013 acquisition of Onco360, the 2014 acquisitions and strong branded drug price inflation, partially offset by the loss of a large customer effective on December 31, 2013.

•	Gross profit for the year ended December 31, 2014 was $339.3 million compared with $327.2 million for the year ended December 31, 2013, an increase of 3.7%. The increase in gross profit was due to the acquisitions described above and purchasing drugs at a lower cost than in the prior year, partially offset by previously disclosed bed losses as of December 31, 2013.

•	Selling, general and administrative expenses were $236.3 million or 12.5% of revenues for the year ended December 31, 2014 compared to $225.3 million or 12.8% of revenues for the year ended December 31, 2013. Selling, general and administrative expenses increased as a result of the Onco360 acquisition and the acquisitions made in the second half of 2014, partially offset by the impact of the 2014 restructuring program.

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

•	Adjusted EBITDA for the year ended December 31, 2014 was $130.6 million compared with $132.8 million for the year ended December 31, 2013.

•	Net income for the year ended December 31, 2014 was $6.8 million, or $0.22 diluted earnings per share, compared to $18.9 million, or $0.63 diluted earnings per share, for the year ended December 31, 2013. Adjusted diluted earnings per share was $1.67 for the year ended December 31, 2014 compared to $1.83 for the year ended December 31, 2013.

•	Cash flows provided by operating activities for the year ended December 31, 2014 were $48.4 million compared with $155.7 million for the year ended December 31, 2013. The decrease in cash provided by operating activities is due primarily to the Company’s strategic purchasing program, an increase in receivables due from our drug wholesaler under the terms of our prime vendor agreement and a reduction in accounts payable, partially offset by favorable trade receivable collections.

Conference Call

Management will hold an online webcast of its fourth quarter and year ended December 31, 2014 earnings conference call on Monday, March 2, 2015 at 10:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading institutional pharmacy services company that services healthcare facilities in the United States, provides pharmacy management services to hospitals, specialty infusion services to patients outside a hospital setting, and offers the only national oncology pharmacy and care management platform in the United States. PharMerica operates 98 institutional pharmacies, 15 specialty infusion centers and 5 specialty oncology pharmacies in 45 states, as of the date of this release. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, nursing centers, assisted living facilities and hospitals, individuals receiving in-home care and other long-term alternative care providers.

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s “guidance” and possible future results of operations and future potential acquisitions, the strength of the Company’s financial and operational performance during 2015, 2016 and beyond, the expected revenues from the specialty infusion and oncology businesses, including $400 million in specialty revenue by 2016, the Company’s plan to improve and refine its inventory management strategy, the Company’s ability to identify and consummate future acquisitions, the Company’s acquisition goal of $100 million in annualized revenues, the Company’s focus on competing aggressively for market share, the Company’s ability to deliver outstanding value to its shareholders, the Company’s continued pursuit of its strategic and operational initiatives including those focused on client retention driving scale and operating margins, the Company’s expectation to deliver improved financial results in 2015 and beyond and the Company’s ability to achieve organic growth and topline revenue growth. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions. These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen under the terms of our prime vendor agreement, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.
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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

PHARMERICA CORPORATION
CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2013		2014		2013		2014
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$450.5	100.0%	$523.5	100.0%	$1,757.9	100.0%	$1,894.5	100.0%

Cost of goods sold	369.4	82.0	429.1	82.0	1,430.7	81.4	1,555.2	82.1

Gross profit	81.1	18.0	94.4	18.0	327.2	18.6	339.3	17.9

Selling, general and administrative expenses	57.6	12.8	65.2	12.5	225.3	12.8	236.3	12.5

Amortization expense	3.7	0.8	6.5	1.2	15.4	0.9	20.1	1.0

Merger, acquisition, integration costs and other charges	1.5	0.3	3.3	0.6	8.1	0.4	13.6	0.7

Settlement, litigation and other related charges	2.2	0.5	8.4	1.6	19.6	1.1	37.3	1.9

Restructuring and impairment charges	3.4	0.8	0.1	-	4.4	0.2	3.3	0.2

Hurricane Sandy disaster costs	(1.2)	(0.3)	(1.8)	(0.3)	(1.4)	-	(1.7)	-

Operating income	13.9	3.1	12.7	2.4	55.8	3.2	30.4	1.6

Interest expense, net	2.5	0.6	3.0	0.6	10.6	0.6	9.9	0.5

Loss on extinguishment of debt	-	-	-	-	-	-	4.3	0.2

Income before income taxes	11.4	2.5	9.7	1.8	45.2	2.6	16.2	0.9

Provision for income taxes	7.0	1.5	6.5	1.2	26.3	1.5	9.4	0.5

Net income	$4.4	1.0%	$3.2	0.6%	$18.9	1.1%	$6.8	0.4%

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Earnings per common share:
Basic	$0.15	$0.11	$0.64	$0.23
Diluted	$0.15	$0.10	$0.63	$0.22

Shares used in computing earnings per common share:
Basic	29,470,098	30,097,829	29,601,199	29,983,428
Diluted	30,163,810	30,721,947	30,075,699	30,649,131
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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

PHARMERICA CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	(As Adjusted)
	Dec. 31, 2013	Dec. 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$24.2	$33.3
Accounts receivable, net	198.6	195.7
Inventory	110.2	135.7
Deferred tax assets, net	36.9	42.2
Income taxes receivable	1.9	-
Prepaids and other assets	38.8	90.4
	410.6	497.3

Equipment and leasehold improvements	179.4	196.4
Accumulated depreciation	(117.6)	(125.0)
	61.8	71.4

Goodwill	282.8	317.7
Intangible assets, net	136.3	177.6
Other	9.3	4.1
	$900.8	$1,068.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78.8	$95.5
Salaries, wages and other compensation	38.7	35.1
Current portion of long-term debt	12.5	6.4
Income taxes payable	-	2.3
Other accrued liabilities	21.0	36.5
	151.0	175.8

Long-term debt	218.8	344.9
Other long-term liabilities	49.8	57.7
Deferred tax liabilities	18.7	11.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and noshares issued, December 31, 2013 and December 31, 2014	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 31,954,264 and 32,725,786 shares issued as of December 31, 2013 and December 31, 2014, respectively	0.3	0.3
Capital in excess of par value	380.2	394.1
Retained earnings	110.2	117.0
Treasury stock at cost, 2,416,971 and 2,617,305 shares at December 31, 2013 and December 31, 2014, respectively	(28.2)	(33.3)
	462.5	478.1
	$900.8	$1,068.1

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

PHARMERICA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Cash flows provided by (used in) operating activities:
Net income	$4.4	$3.2	$18.9	$6.8
Adjustments to reconcile net income to net cashprovided by operating activities:
Depreciation	4.8	5.8	19.3	20.3
Amortization	3.7	6.5	15.4	20.1
Impairment charge	0.1	-	0.1	-
Merger, acquisition, integration costs and other charges	-	-	-	2.5
Hurricane Sandy disaster costs	-	(1.8)	0.2	(1.8)
Stock-based compensation and deferred compensation	2.3	2.3	8.7	8.0
Amortization of deferred financing fees	0.7	0.1	2.3	1.9
Deferred income taxes	5.6	1.0	12.0	(2.3)
Loss on disposition of equipment	0.3	0.1	0.6	-
Gain on acquisition/disposition	(1.3)	-	(1.3)	(0.2)
Loss on debt extinguishment	-	-	-	4.3
Other	(0.2)	0.3	(0.1)	0.4
Change in operating assets and liabilities:
Accounts receivable, net	1.7	18.7	16.5	29.1
Inventory	(32.7)	(2.5)	32.7	(18.8)
Prepaids and other assets	(1.1)	(23.0)	(1.4)	(49.2)
Accounts payable	13.3	20.0	17.1	(2.9)
Salaries, wages and other compensation	3.0	(2.2)	(4.2)	(4.9)
Change in income taxes payable (receivable)	(1.3)	7.6	-	7.2
Other accrued and other long-term liabilities	-	14.7	19.3	31.3
Excess tax benefit from stock-based compensation	0.4	-	(0.4)	(3.4)
Net cash provided by operating activities	3.7	50.8	155.7	48.4

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(6.4)	(6.6)	(27.3)	(25.6)
Acquisitions, net of cash acquired	(21.9)	(8.9)	(26.5)	(133.7)
Cash proceeds from sale of assets	-	-	0.1	0.1
Cash proceeds from dispositions, including insurance	-	1.8	-	2.2
Net cash used in investing activities	(28.3)	(13.7)	(53.7)	(157.0)

Cash flows provided by (used in) financing activites:
Repayments of long-term debt	(3.1)	-	(12.5)	(231.3)
Proceeds from long-term debt	-	-	-	225.0
Net activity of long-term revolving credit facility	-	(10.9)	(71.7)	125.0
Payment of debt issuance costs	-	-	-	(2.7)
Issuance of common stock	9.5	-	9.9	3.4
Treasury stock at cost	(9.9)	-	(16.2)	(5.1)
Excess tax benefit from stock-based compensation	-	-	0.4	3.4
Other	(0.1)	-	-	-
Net cash provided by (used in) financing activities	(3.6)	(10.9)	(90.1)	117.7

Change in cash and cash equivalents	(28.2)	26.2	11.9	9.1
Cash and cash equivalents at beginning of period	52.4	7.1	12.3	24.2
Cash and cash equivalents at end of period	$24.2	$33.3	$24.2	$33.3
Supplemental information:
Cash paid for interest	$1.8	$2.2	$8.4	$7.8
Cash paid (received) for taxes	$6.2	$(0.4)	$18.1	$5.3

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013		2014
Pharmacy data:
Prescriptions dispensed (in thousands)	9,280	9,491	37,731		35,003
Revenue per prescription dispensed	$48.87	$55.16	$46.67	*	$54.12
Gross profit per prescription dispensed	$9.06	$9.95	$8.75	*	$9.69

*	Revenue and gross profit per prescription dispensed are calculated excluding the $2.9 million California Medicaid estimated recoupment. See “Use of Non-GAAP Measures”.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013		2014
Net income	$4.4	$3.2	$18.9		$6.8
Add:
Interest expense, net	2.5	3.0	10.6		9.9
Merger, acquisition, integration costs and other charges	1.5	3.3	8.1		12.9
Settlement, litigation and other related charges	2.2	8.4	19.6		37.3
California Medicaid estimated recoupment	-	-	2.9		-
Restructuring and impairment charges	3.4	0.1	4.4		3.3
Loss on debt extinguishment	-	-	-		4.3
Hurricane Sandy disaster costs	(1.2)	(1.8)	(1.4)		(1.7)
Stock-based compensation and deferred compensation	2.3	2.3	8.7		8.0
Provision for income taxes	7.0	6.5	26.3		9.4
Depreciation and amortization expense	8.5	12.3	34.7		40.4
Adjusted EBITDA	$30.6	$37.3	$132.8		$130.6
Adjusted EBITDA margin	6.8%	7.1%	7.5	%*	6.9%

*	Calculation of Adjusted EBITDA margin excludes the $2.9 million California Medicaid estimated recoupment. See “Use of Non-GAAP Measures”.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014

Diluted earnings per share	$0.15	$0.10	$0.63	$0.22
Add:
Diluted earnings (loss) per share impact of:
Merger, acquisition, integration costs and other charges	0.03	0.08	0.17	0.27
Settlement, litigation and other related charges	0.05	0.11	0.62	0.77
California Medicaid estimated recoupment	-	-	0.06	-
Restructuring and impairment charges	0.08	-	0.09	0.07
Loss on debt extinguishment	-	-	-	0.09
Hurricane Sandy disaster costs	(0.03)	(0.04)	(0.03)	(0.04)
Stock-based compensation and deferred compensation	0.05	0.05	0.18	0.17
Impact of discrete items on tax provision	0.11	0.15	0.11	0.12
Adjusted diluted earnings per share	$0.44	$0.45	$1.83	$1.67

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PMC Reports Results for the Fourth Quarter and Year Ended 2014

March 2, 2015
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Adjusted EBITDA	$30.6	$37.3	$132.8	$130.6
Interest expense, net	(2.5)	(3.0)	(10.6)	(9.9)
Merger, acquisition, integration costs and other charges	(5.8)	(11.8)	(8.1)	(52.8)
Provision for bad debt	6.8	6.6	22.5	23.2
Amortization of deferred financing fees	0.7	0.1	2.3	1.9
Loss (gain) on disposition of equipment	0.3	-	0.6	-
Gain on acquisition	(1.3)	-	(1.3)	(0.2)
Provision for income taxes	(7.0)	(6.5)	(26.3)	(9.4)
Deferred income taxes	5.6	1.0	12.0	(2.3)
Changes in federal and state income tax payable	(1.3)	7.6	-	7.2
Excess tax benefit from stock-based compensation	-	-	(0.4)	(3.4)
Changes in assets and liabilities	(22.2)	19.1	32.2	(36.9)
Other	(0.2)	0.4	-	0.4
Net cash provided by operating activities	$3.7	$50.8	$155.7	$48.4

Use of Non-GAAP Measures
PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believes the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, California Medicaid estimated recoupment charges, restructuring and impairment charges, Hurricane Sandy disaster costs, loss on debt extinguishment, stock-based and deferred compensation and the impact of discrete items on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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